SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 7, 2024

AXIM BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54296	27-4092986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6191 Cornerstone Court E, Suite 114 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 923-4422

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which is registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 1.01 Entry into a Material Definitive Agreement.

AXIM Biotechnologies, Inc. (the “Company”) was previously named as a defendant in the legal action entitled:  Innovative Medical Supplies, LLC ("IMS") v. Advanced Tear Diagnostics, LLC, Case No. 37-2021-00032000-CU-FR-CTL filed in the Superior Court of the State of California, County of San Diego (the “IMS Action”).  The First Amended Complaint in the IMS Action alleged causes of action against the Company for Fraud; Conspiracy to Defraud; Unjust Enrichment/Constructive Trust; Intentional Interference with Contract; and Interference with Economic Relations.  Effective February 7, 2024, the Company entered into a confidential Global Settlement Agreement and Mutual Release (the “Settlement Agreement”) to resolve the IMS Action as well as a second related action involving many of the same parties.  While the Company denied any wrongdoing, the Settlement was entered into in order to avoid the disruption, inconvenience, uncertainty, and costs associated with both litigations and any claims that the parties may have had or may have claimed to have, against each other. The Settlement Agreement fully resolves both actions, all cross-claims, and all potential claims against the Company and all parties from the beginning of time until the execution of the Settlement agreement.

Pursuant to the Settlement, the Company agreed to pay the following compensation to IMS: a total cash payment of $100,000 payable in various payments over a 24 month period; a $0.35 cassette sales participation payment on all single dry eye lateral flow test cassettes sold by the Company up to a total of $475,000, with such payments having no limit as to the time it takes to reach $475,000 ; and the issuance of 20,000,000 restricted shares of Company common stock.  The restricted shares of common stock are non-transferable, restricted from sale for 12 months, and thereafter, the right to sell the shares is subject to "drip-out" sales volume limitation not to exceed 1% of the Company’s issued and outstanding shares of common stock every 90 days, which such drip-out right is not cumulative. The securities referenced in this Item 1.01 were issued in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIM BIOTECHNOLOGIES, INC.

Dated: February 13, 2024	By:	/s/ John W. Huemoeller II
Name: John W. Huemoeller II
Chief Executive Officer